UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2005

Fidelity D & D Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Blakely and Drinker Streets, Dunmore, PA

18512

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 570-342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Fidelity D & D Bancorp, Inc.

CURRENT REPORT ON FORM 8-K

Item 1.01                                                 Entry into a Material Definitive Agreement

On November 4, 2005, the Registrant and Fidelity Discount & Deposit Bank (the “Bank”), the Registrant’s wholly owned subsidiary, entered into an amendment to the Complete Settlement and General Release made by and among the Registrant, the Bank, and Michael F. Marranca dated as of July 30, 2004 and filed with the Commission on a Form 8-K dated August 10, 2004 (the “Amendment”).  Pursuant to the Amendment, the Registrant and Bank no longer have the obligation to pay health insurance premiums for Mr. Marranca or his spouse, and the Bank agrees to pay Mr. Marranca and his spouse $320,000.  Further Mr. Marranca and his spouse agree to release the Registrant and Bank from any liability for taxes, interest, or penalties that may result from the payment.

The Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 9.01                                                 Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Amendment to Complete Settlement Agreement and General Release by and among Michael F. Marranca, Dolores Marranca, Fidelity D & D Bancorp, Inc. and Fidelity Deposit & Discount Bank, dated as of November 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity D & D Bancorp, Inc.

Date: November 9, 2005	BY:	/s/ Salvatore R. DeFrancesco, Jr.

	Name:	Salvatore R. DeFrancesco, Jr.
	Title:	Treasurer & Chief Financial Officer

EXHIBIT INDEX

		PAGE NO. IN
		MANUALLY
		SIGNED
EXHIBIT NO.		ORIGINAL

99.1	Amendment to Complete Settlement Agreement and General Release by and among Michael F. Marranca, Dolores Marranca, Fidelity D&D Bancorp, Inc. and Fidelity Deposit &Discount Bank, dated as of November 4, 2005.	5